Exhibit 99.2

Community Health United Home Care, LLC

(a wholly-owned subsidiary of CHS/Community
Health Systems, Inc.) and Subsidiaries

Condensed Consolidated Financial Statements (unaudited)

For the Nine Months Ended September 30, 2016 and 2015

Community Health United Home Care, LLC (a wholly-owned subsidiary of

CHS/Community Health Systems, Inc.) and Subsidiaries

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Nine Months Ended September 30,
	2016	2015

Operating revenues, net of contractual allowances	138,839,000	141,900,000
Provision for bad debts	922,000	1,393,000
Net revenues	$137,917,000	$140,507,000

Operating costs and expenses:
Salaries and benefits	107,104,000	109,405,000
Supplies	2,626,000	3,506,000
Other operating expenses	16,116,000	15,918,000
Rent	2,886,000	2,956,000
Depreciation and amortization	1,038,000	1,349,000
Gain on sale of hospice agencies	(1,609,000)	-
Total operating costs and expenses, net	128,161,000	133,134,000
Income from continuing operations before income taxes	9,756,000	7,373,000
Provision for income taxes	4,170,000	2,934,000
Income from continuing operations	5,586,000	4,439,000

Discontinued operations, net of taxes:
Loss from operations of entities held for sale	(461,000)	(51,000)
Loss from discontinued operations, net of taxes	(461,000)	(51,000)

Net income	5,125,000	4,388,000
Less: Net loss attributable to noncontrolling interests	(31,000)	(68,000)

Net income attributable to Community Health United Home Care, LLC	$5,156,000	$4,456,000

See notes to the condensed consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$344,000	$532,000
Patient accounts receivable, net of allowance for doubtful accounts of $3,907,000 and $3,283,000 at September 30, 2016 and December 31, 2015, respectively	26,642,000	30,889,000
Supplies	481,000	481,000
Prepaid expenses and other current assets (including assets held for sale of $13,000 and $18,000 at September 30, 2016 and December 31, 2015, respectively)	1,469,000	1,111,000
Total current assets	28,936,000	33,013,000
Property and equipment:
Land and improvements	503,000	496,000
Buildings and improvements	1,223,000	1,220,000
Equipment and fixtures	3,937,000	3,764,000
Property and equipment, gross	5,663,000	5,480,000
Less accumulated depreciation and amortization	(2,803,000)	(2,084,000)
Property and equipment, net	2,860,000	3,396,000

Deferred income taxes	541,000	541,000
Goodwill	46,487,000	47,208,000
Other assets (including assets held for sale of $29,000 and $60,000 at September 30, 2016 and December 31, 2015, respectively)	407,000	726,000
Total assets	$79,231,000	$84,884,000
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,988,000	$3,983,000
Accrued liabilities:
Employee compensation	10,201,000	7,560,000
Other (including liabilities of entities held for sale of $17,000 and $76,000 at September 30, 2016 and December 31, 2015, respectively)	2,604,000	5,917,000
Total current liabilities	16,793,000	17,460,000

Other long-term liabilities	3,646,000	3,709,000
Total liabilities	20,439,000	21,169,000

Commitments and contingencies (Note 7)

CHS/Community Health Systems, Inc. member's equity:
Member's equity	59,141,000	64,184,000
Total CHS/Community Health Systems, Inc. member's equity	59,141,000	64,184,000
Noncontrolling interests in equity of consolidated subsidiaries	(349,000)	(469,000)
Total equity	58,792,000	63,715,000
Total liabilities and equity	$79,231,000	$84,884,000

See notes to the condensed consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

(Unaudited)

	CHS/Community Health Systems, Inc. Member
	LLC Membership Units		Member's	Noncontrolling	Total
	Units	Amount	Equity	Interests	Equity
Balance, December 31, 2015	100	$-	$64,184,000	$(469,000)	$63,715,000
Comprehensive income	-	-	5,156,000	(31,000)	5,125,000
Net activity from transactions with Parent	-	-	(10,199,000)	151,000	(10,048,000)
Balance, September 30, 2016	100	$-	$59,141,000	$(349,000)	$58,792,000

See notes to the condensed consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$5,125,000	$4,388,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,038,000	1,349,000
Stock-based compensation expense	233,000	339,000
Gain on sale of hospice agency	(1,609,000)	-
Other non-cash expenses, net	(83,000)	2,000
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	4,247,000	1,635,000
Supplies, prepaid expenses and other current assets	(358,000)	(166,000)
Accounts payable, accrued liabilities and income taxes	50,000	33,000
Other	(4,000)	(32,000)
Net cash provided by operating activities	8,639,000	7,548,000
Cash flows from investing activities:
Proceeds from disposition of home health agencies	2,330,000	-
Acquisition of home health agencies	-	(3,382,000)
Purchases of property and equipment	(323,000)	(884,000)
Proceeds from sale of property and equipment	150,000	5,000
Acquisition of internal-use software	(62,000)	(73,000)
Net cash used in investing activities	2,095,000	(4,334,000)
Cash flows from financing activities:
Net intercompany activity with Parent	(10,922,000)	(3,951,000)
Net cash used in financing activities	(10,922,000)	(3,951,000)
Net change in cash and cash equivalents	(188,000)	(737,000)
Cash and cash equivalents at beginning of period	532,000	1,138,000
Cash and cash equivalents at end of period	$344,000	$401,000

See notes to the condensed consolidated financial statements.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Community Health United Home Care, LLC, a wholly-owned subsidiary of CHS/Community Health Systems, Inc. (“CHS” or the “Parent”), through its subsidiaries (collectively, the “Company”) owns, leases and operates home health and hospice care providers in communities across the country, which are generally located in markets where one or more subsidiaries of the Parent operates a hospital. Throughout these notes to the condensed consolidated financial statements, Community Health United Home Care, LLC and its consolidated subsidiaries are referred to on a collective basis as the “Company.” The unaudited condensed consolidated financial statements of the Company as of September 30, 2016 and December 31, 2015 and for the nine months ended September 30, 2016 and 2015 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial data herein should be read in conjunction with the consolidated financial statements and accompanying notes as of December 31, 2015 and for the year then ended. In the opinion of management, the financial data presented herein includes all adjustments necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. Results for interim periods should not be considered indicative of results for the full year.

The condensed consolidated statement of income includes expense allocations for certain corporate functions historically provided by the Parent, including, but not limited to, employee benefits administration, treasury, risk management, audit, legal, information technology support, and other shared services. These expenses were allocated to the Company based on direct usage or benefit where identifiable, with the remainder allocated using methods based on proportionate formulas involving total costs, net revenues or other various allocation methods. Certain employee costs incurred by the Company are also allocated up to the Parent and therefore are not reflected in the accompanying condensed consolidated financial statements. Management believes the assumptions and methodologies underlying the allocation of such expenses are reasonable. However, such expenses may not be indicative of the actual level of expense that would have been incurred by the Company if it had operated as an independent company or of the costs expected to be incurred in the future.

CHS uses a centralized approach to cash management and to financing its operations, including the operations of the Company. Transactions between CHS and the Company are accounted for as a component of Member’s equity. See Note 3 for a further description of related party transactions between CHS and the Company.

Principles of Consolidation.    The condensed consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are controlled by the Company through majority voting control. All transactions with the Parent and its subsidiaries have been included in the condensed consolidated balance sheet within Member’s equity, and all intra-company accounts, profits and transactions among the consolidated entities within the Company have been eliminated. Included in the Company’s results of operations are the management fees earned from unconsolidated entities owned by other subsidiaries of the Parent in which the Company operates the home care business in return for a fee, generally calculated as the net operating profits of the business or based on direct costs of operating the business plus a fee calculated as a percentage of net revenues. Noncontrolling interests in less-than-wholly-owned consolidated subsidiaries of the Company are presented as a component of total equity to distinguish between the interests of the Company and the interests of the noncontrolling owners. Revenues, expenses and income from continuing operations from these subsidiaries are included in the consolidated amounts as presented on the condensed consolidated statement of income for the period presented.

Operating Revenues.    Operating revenues are reported at the estimated net realizable amount from patients, third-party payors and others for services rendered. Operating revenues include amounts estimated by management to be reimbursable by Medicare and Medicaid under prospective payment systems, provisions of cost-reimbursement and other payment methods. In addition, the Company is reimbursed by non-governmental payors using a variety of payment methodologies. Amounts received by the Company for treatment of patients covered by such programs are generally less

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

than the standard billing rates. The differences between the estimated program reimbursement rates and the standard billing rates are accounted for as contractual adjustments, which are deducted from gross revenues to arrive at operating revenues (net of contractual allowances). The provision for contractual allowances was approximately $27.3 million and $28.1 million for the nine months ended September 30, 2016 and 2015, respectively. These net operating revenues are an estimate of the net realizable amount due from these payors. The process of estimating contractual allowances requires the Company to estimate the amount expected to be received based on payor contract provisions. The key assumption in this process is the estimated contractual reimbursement percentage, which is based on payor classification and historical paid claims data. Due to the complexities involved in these estimates, actual payments the Company receives could be different from the amounts it estimates and records. Net operating revenues are recognized when services are provided and are reported at the estimated net realizable amount from patients, third-party payors and others for services rendered.

Approximately 73% of the Company’s consolidated net service revenues are derived from the Medicare program.  Net service revenues for services provided to home health patients are recorded under the Medicare prospective payment program (PPS) based on a 60-day episode payment rate that is subject to adjustment based on certain variables including, but not limited to:  (a) changes in the base episode payments established by the Medicare program; (b) adjustments to the base episode payments for case-mix and geographic wages; (c) a low utilization payment adjustment (LUPA) if the number of visits was fewer than five; (d) a partial payment if a patient is transferred to another provider or if a patient is received from another provider before completing the episode; (e) a payment adjustment based upon the level of therapy services required (thresholds set at 6, 14 and 20 visits); (f) an outlier payment if the patient’s care is unusually costly (capped at 10% of total reimbursement); (g) the number of episodes of care provided to a patient; and (h) a 2% reduction for sequestration.

At the beginning of each Medicare episode, the Company calculates an estimate of the amount of expected reimbursement based on the variables outlined above and recognizes Medicare revenue on an episode-by-episode basis during the course of each episode over its expected number of visits.  Over the course of each episode, as changes in the variables become known, adjustments are calculated and recorded as needed to reflect changes in expectations for that episode from those established at the start of the 60-day period until its ultimate outcome at the end of the 60-day period is known.

Non-episodic net service revenues for services provided to hospice patients are based upon the date of service at amounts equal to our established rates or estimated per day rates, as applicable. The estimated rates are daily or hourly rates for each of the four levels of care we provide.  Contractual adjustments are recorded for the difference between our established rates and the amounts estimated to be realizable from patients, third parties and others for services provided and are deducted from gross revenue to determine our net service revenue and patient accounts receivable.

For all services provided, the Company uses either payor-specific or patient-specific fee schedules for the recording of revenues at the amounts actually expected to be received.

Laws and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation.  It is common for issues to arise related to:  1) medical coding, particularly with respect to Medicare, 2) patient eligibility, particularly related to Medicaid and 3) other reasons unrelated to credit risk, all of which may result in adjustments to recorded revenue amounts.  The Company continuously evaluates the potential for revenue adjustments and when appropriate provides allowances for losses based upon the best available information.  There is at least a reasonable possibility that recorded estimates could change by material amounts in the near term.

Other revenue for the nine months ended September 30, 2016 and 2015 consists of approximately $244,000 and $188,000, respectively, of management fees recorded for non-consolidated home care agencies that are affiliates of hospitals owned by a subsidiary of the Parent and managed by the Company. Such management fees are determined based on the contractual fee calculation as defined in the related management agreement between the Company and the

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

home care agency. Additionally, during the nine months ended September 30, 2016, the Company recognized approximately $641,000 of other revenue related to services provided under certain bundled payment initiatives.

Operating revenues, net of contractual allowances and discounts (but before the provision for bad debts), by payor source recognized during the nine months ended September 30, 2016 and 2015, were as follows:

	Nine Months Ended September 30,
	2016	2015
Medicare	$100,104,000	$102,221,000
Medicaid	2,930,000	3,293,000
Managed Care and other third-party payors	33,820,000	34,580,000
Self-pay	999,000	1,402,000
Total Revenue from Patient Services	137,853,000	141,496,000
Other revenue	986,000	404,000
Total	$138,839,000	$141,900,000

Allowance for Doubtful Accounts. Accounts receivable are reduced by an allowance for amounts that could become uncollectible in the future. Substantially all of the Company’s receivables are related to providing home care services to patients.

The Company estimates the allowance for doubtful accounts by reserving a percentage of all accounts receivable without regard to aging category, based on collection history, adjusted for expected recoveries and any anticipated changes in trends. The percentage used to reserve for all accounts is based on our collection history.

Collections are impacted by the economic ability of patients to pay and the effectiveness of the Company’s collection efforts. Significant changes in payor mix, business office operations, economic conditions or trends in federal and state governmental healthcare coverage could affect the Company’s collection of accounts receivable and the estimates of the collectability of future accounts receivable and are considered in the Company’s estimates of accounts receivable collectability.

Concentrations of Credit Risk.    The Company grants unsecured credit to its patients that are insured under third-party payor agreements. Because of the economic diversity of the Company’s facilities and non-governmental third-party payors, Medicare represents the only significant concentration of credit risk from payors. Accounts receivable, net of contractual allowances and unearned revenue, from Medicare were $15.5 million, representing 51% of consolidated net accounts receivable, before allowance for doubtful accounts, as of September 30, 2016.

New Accounting Pronouncements. In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, which outlines a single comprehensive model for recognizing revenue and supersedes most existing revenue recognition guidance, including guidance specific to the healthcare industry. This ASU provides companies the option of applying a full or modified retrospective approach upon adoption. This ASU is effective for fiscal years beginning after December 15, 2016. However, the FASB recently issued a final ASU that defers the effective date by one year, with early adoption permitted for annual periods beginning after December 15, 2016. The Company expects to adopt this ASU on January 1, 2018 and is currently evaluating its plan for adoption and the impact on its revenue recognition policies, procedures and control framework and the resulting impact on its consolidated financial position, results of operations and cash flows.

In November 2015, the FASB issued ASU 2015-17, which amended the balance sheet classification requirements for deferred income taxes to simplify their presentation in the statement of financial position. The ASU requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

effective for fiscal years beginning after December 31, 2016, with early adoption permitted. The Company early adopted the provisions of this ASU for the presentation and classification of its deferred tax assets at December 31, 2015.

In February 2016, the FASB issued ASU 2016-02, which amends the accounting for leases, requiring lessees to recognize most leases on their balance sheet with a right-of-use asset and a lease liability. Leases will be classified as either finance or operating leases, which will impact the expense recognition of such leases over the lease term. The ASU also modifies the lease classification criteria for lessors and eliminates some of the real estate leasing guidance previously applied for certain leasing transactions. This ASU is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company expects to adopt this ASU on January 1, 2019. Management is currently evaluating the extent of this anticipated impact on the Company’s consolidated financial position and results of operations, and the quantitative and qualitative factors that will impact the Company as part of the adoption of this ASU, as well as any changes to its leasing strategy that may occur because of the changes to the accounting and recognition of leases.

*

2. USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements. Actual results could differ from these estimates under different assumptions or conditions.

3.   RELATED PARTY TRANSACTIONS

Allocation of Corporate Expenses and Other Transactions with CHS

Historically, the Company has been managed and operated in the normal course of business with other affiliates of CHS. Accordingly, certain shared expenses are allocated and reflected as expenses in the stand-alone consolidated financial statements. If possible, these allocations were made on a specific identification basis.

Otherwise, the expenses were allocated to the Company based on other appropriate methods, depending on the nature of the expense to be allocated. Management of the Company and CHS consider the allocation methodologies used to be reasonable and appropriate reflections of the historical CHS expenses attributable to the Company for purposes of the stand-alone financial statements. The expenses reflected in the condensed consolidated financial statements may not be indicative of expenses that would be incurred by the Company as an independent company.

Charges for functions historically provided to the Company by CHS are primarily attributable to CHS’ performance of many shared services from which the Company benefits. Such services include executive management, treasury, accounting, risk management, legal, compliance, procurement, human resources, information technology support and other administrative support. In addition, the Company participates in certain CHS insurance, benefit and incentive plans. Many of these expenses benefit multiple CHS subsidiaries, including the Company, and are allocated using methods based on proportionate formulas involving total expenses, net revenues or other allocation methods that management believes are consistent and reasonable. These costs are included in other operating expenses in the condensed consolidated statement of income, except for $9.0 million of health insurance and other employee related benefits, which are included in salaries and benefits expense. Also included in salaries and benefits expense is approximately $233,000 and $339,000 of stock-based compensation expense for the nine months ended September 30, 2016 and 2015, respectively, for the allocation of expense for certain executive members of management of the Company related to stock awards under the Parent’s stock-based equity plans.

The allocation of insurance costs primarily includes employee health and other employment related insurance, professional liability and workers’ compensation benefits. These costs were principally allocated based on related claims

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

history of the Company’s individual agencies. Other corporate allocations represent the allocation of certain corporate overhead costs that are identified to directly benefit the company’s facilities and are allocated based on proportionate expenses, net revenues and other allocation methods considered reasonable for the applicable cost.

At September 30, 2016 and December 31, 2015, the Company had a net balance due from the Parent for the cumulative effect of these transactions and the impact of cash collected and transferred to the Parent of approximately $112.1 million and $101.9 million, respectively, which has been netted against Member’s equity in the accompanying condensed consolidated balance sheet and condensed consolidated statement of member’s equity.

Member’s Equity

Member’s equity in the accompanying condensed consolidated balance sheet represents CHS’ historical investment in the Company, cost allocations from CHS to the Company, the net effect of transactions with the Company and its subsidiaries, including capital expenditures, and cash transferred from the Company to CHS under CHS’ cash management program. This presentation as a reduction of Member’s equity reflects the fact that the Parent does not intend to repay, nor does the Company intend to pursue collection of the net balance due from the Parent.

4.  ACQUISITIONS AND DIVESTITURES

Acquisitions

The Company accounts for all transactions that represent business combinations using the acquisition method of accounting, where the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity are recognized and measured at their fair values on the date the Company obtains control in the acquiree.  Such fair values that are not finalized for reporting periods following the acquisition date are estimated and recorded as provisional amounts.  Adjustments to these provisional amounts during the measurement period (defined as the date through which all information required to identify and measure the consideration transferred, the assets acquired, the liabilities assumed and any noncontrolling interests has been obtained, limited to one year from the acquisition date) are recorded as of the date of acquisition.  Any material impact to comparative information for periods after acquisition, but before the period in which adjustments are identified, is reflected in those prior periods as if the adjustments were considered as of the acquisition date. Goodwill is determined as the excess of the fair value of the consideration conveyed in the acquisition over the fair value of the net assets acquired.

On March 1, 2016, one or more subsidiaries of CHS completed the acquisition of an 80% ownership interest in a joint venture entity with Indiana University Health that includes substantially all of the assets of IU Health La Porte Hospital in La Porte, Indiana and IU Health Starke Hospital in Knox, Indiana, and affiliated entities, including a home health agency located in La Porte, Indiana. The home health agency is a subsidiary of the joint venture and is operated by the Company under a separate management agreement.

On July 1, 2015, one or more subsidiaries of the Company completed the acquisition of the home health business of Visiting Nurse Association of Porter County, Indiana, a home health and hospice agency in Valparaiso, Indiana. The total cash consideration paid for long-lived assets and working capital was $3.3 million, with an additional $0.2 million of assumed employee compensation liabilities, for a total consideration of $3.5 million. Based upon the Company’s final purchase price allocation relating to this acquisition as of December 31, 2015, no additional acquired assets were identified, resulting in approximately $3.5 million of goodwill recorded from this acquisition.

Approximately $19,000 and $156,000 of acquisition costs related to prospective and closed acquisitions were expensed during the nine months ended September 30, 2016 and 2015, respectively, and are included in other operating expenses on the condensed consolidated statement of income.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

Divestitures

In April 2014, FASB issued ASU 2014-08, which changes the requirements for reporting discontinued operations. A discontinued operation continues to include a component of an entity or a group of components of an entity, or a business activity. However, in a shift reflecting stakeholder concerns that too many disposals of small groups of assets that were recurring in nature qualified for reporting as discontinued operations, a disposal of a component of an entity or a group of components of an entity will be required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. A business or nonprofit activity that, on acquisition, meets the criteria to be classified as held for sale will still be a discontinued operation. Additional disclosures will be required for significant components of the entity that are disposed of or are held for sale but do not qualify as discontinued operations. This ASU is effective for fiscal years beginning after December 15, 2014 and is to be applied on a prospective basis for disposals or components initially classified as held for sale after that date. The Company adopted this ASU on January 1, 2015 and the adoption resulted in divestitures occurring subsequent to the date of adoption being included in continuing operations for the year ended December 31, 2015. The financial results for the nine months ended September 30, 2016 and 2015 for the two agencies held for sale at December 31, 2014, prior to the Company’s adoption of ASU 2014-08, are summarized below, along with financial information on those agencies that were sold or considered held for sale at September 30, 2016.

The Company closed its operations at its hospice agency in Cleveland, Tennessee in February 2016 and sold the certificate of need related to operating this business in July 2016 for $1.7 million. After the allocation of reporting unit goodwill of $499,000 related to the sale of this business, the Company recognized a gain on the sale of $1.1 million. Pursuant to the Company’s adoption of ASU 2014-08, this divestiture does not meet the requirement for presentation in discontinued operations. Net operating revenues of $(23,000) and $513,000 and a net loss from operations before income taxes of approximately $249,000 and $140,000 for this hospice agency is included in the Company’s continuing operations for the nine months ended September 30, 2016 and September 30, 2015, respectively.

The Company closed its operations at its hospice agency in Gadsden, Alabama in February 2016 and sold the certificate of need related to operating this business in June 2016 for $750,000. After the allocation of reporting unit goodwill of $222,000 related to the sale of this business, the Company recognized a gain on the sale of $493,000. Pursuant to the Company’s adoption of ASU 2014-08, this divestiture does not meet the requirement for presentation in discontinued operations. Net operating revenues of $(5,000) and $277,000 and a net loss from operations before income taxes of approximately $139,000 and $59,000 for this hospice agency is included in the Company’s continuing operations for the nine months ended September 30, 2016 and September 30, 2015, respectively.

On April 29, 2016, CHS completed the spin-off of 38 of its hospitals, its hospital management operations business, and one of its home health agencies into Quorum Health Corporation, an independent, publicly-traded corporation. The home health agency in Greenville, Alabama was included in the spin-off due to its legal ownership by one of the hospitals included in the spin-off to QHC, and was not previously consolidated by the Company. For the nine months ended September 30, 2016 and 2015, the Company recognized approximately $0 and $45,000, respectively, of management fees related to its operation of this agency under a separate management agreement, which was terminated effective with the spin-off.

Effective July 31, 2015, one or more subsidiaries of the Parent sold certain assets used in the operation of Payson Regional Medical Center (44 licensed beds) in Payson, Arizona (“Payson”) to Banner Health, including the assets used in providing home health services. CHS previously operated Payson under the terms of an operating lease with Mogollon Health Alliance, Inc., an Arizona nonprofit corporation, that expired on July 31, 2015. The lease termination and sale closed effective July 31, 2015. No gain or loss on sale was recorded related to the sale of Payson as it relates to the home health entity. Pursuant to the Company’s adoption of ASU 2014-08, this divestiture does not meet the requirement for presentation in discontinued operations. Net operating revenues of $1.2 million and net income from operations before income taxes of approximately $174,000 for the home health agency affiliated with Payson is included in the Company’s continuing operations for the nine months ended September 30, 2015.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

Net operating revenues and income from discontinued operations for the nine months ended September 30, 2016 and 2015 are as follows:

	Nine Months Ended September 30,
	2016	2015

Net operating revenues	$2,541,000	$3,645,000

(Loss) Income from discontinued operations, before taxes	(766,000)	(85,000)
Income tax benefit	305,000	34,000
(Loss) Income from discontinued operations, net of taxes	$(461,000)	$(51,000)

5.  GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The changes in the carrying amount of goodwill for the nine months ended September 30, 2016 are as follows:

Nine Months Ended September 30, 2016
Balance, December 31, 2015	$47,208,000
Goodwill allocated to divestitures	(721,000)
Balance, September 30, 2016	$46,487,000

Goodwill as presented herein was allocated from the Parent to the Company’s home care operations reporting unit based on a relative fair value approach as of September 30, 2007, which was when the Parent revised the determination of its reporting units and identified the home care operations as a separate reporting unit from its hospital operations. All subsequent goodwill generated from home care business acquisitions was recorded based on the fair value of the net assets at the time of acquisition. Goodwill is allocated to each identified reporting unit, which is defined as an operating segment or one level below the operating segment (referred to as a component of the entity). Management has determined that the Company operates as one reporting unit.

Goodwill is evaluated for impairment at the same time every year and when an event occurs or circumstances change that, more likely than not, reduce the fair value of the reporting unit below its carrying value. There is a two-step method for determining goodwill impairment. Step one is to compare the fair value of the reporting unit with the unit’s carrying amount, including goodwill. If this test indicates the fair value is less than the carrying value, then step two is required to compare the implied fair value of the reporting unit’s goodwill with the carrying value of the reporting unit’s goodwill. The Company performed its last annual goodwill evaluation during the fourth quarter of 2015. No impairment was indicated by this evaluation.  The next annual goodwill evaluation will be performed during the fourth quarter of 2016.

The Company estimates the fair value of the related reporting units using both a discounted cash flow model as well as an EBITDA multiple model. The cash flow forecasts are adjusted by an appropriate discount rate based on the Company’s estimate of a market participant’s weighted-average cost of capital. These models are both based on the Company’s best estimate of future revenues and operating costs and are reconciled to the Parent’s consolidated market capitalization, with consideration of the amount a potential acquirer would be required to pay, in the form of a control premium, in order to gain sufficient ownership to set policies, direct operations and control management decisions.

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

6.  INCOME TAXES

Although the Company was historically included in consolidated income tax returns of CHS, the Company’s income taxes are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to stand-alone tax provisions are compared with amounts presented in consolidated financial statements. In that event, the related deferred tax assets and liabilities could be significantly different from those presented herein. Certain tax attributes, such as net operating loss carryforwards, which were actually reflected in the consolidated financial statements of CHS, may or may not exist at the stand-alone Company level.

The Company’s condensed consolidated  financial statements reflect amounts due to CHS for income tax related matters, as it is assumed that all such amounts due to CHS are deemed unsettled at the end of the financial statement reporting periods.

With the exception of the net operating loss carryforwards described below, the Company believes that the net deferred tax assets calculated using the separate return method will ultimately be realized. Its conclusion is based on its estimate of future taxable income and the expected timing of temporary difference reversals.  The Company had state net operating loss carryforwards of approximately $964,000 and $2,766,000 for Federal and State purposes as of September 30, 2016 and December 31, 2015, respectively, which expire from 2029 to 2035. The Company expects to be able to utilize all the state net operating losses prior to the expiration of the carryforward period. Therefore, a valuation allowance has not been recognized for those items. With respect to the deferred tax liability pertaining to intangibles, as included above, goodwill purchased in connection with certain business acquisitions is amortizable for income tax reporting purposes. However, for financial reporting purposes, there is no corresponding amortization allowed with respect to such purchased goodwill.

The Company is not aware of any unrecognized tax benefit and has therefore not recorded any such amounts in the accompanying combined financial statements.

7.   COMMITMENTS AND CONTINGENCIES

Professional Liability Claims.    As part of the Company’s business of owning and operating home care and hospice agencies, it is subject to legal actions alleging liability on its part. CHS provides professional liability insurance to the Company, which is indemnified against losses under this Parent insurance arrangement. The liability for claims related to the Company was determined based on an actuarial study of its operations.

The Company’s estimated liability for professional and general liability claims was approximately $249,000 and $211,000 at September 30, 2016 and December 31, 2015, respectively, and is included in other long-term liabilities in the accompanying condensed consolidated balance sheet. A corresponding amount due from CHS related to the indemnification of this liability is included in Member’s equity in the accompanying condensed consolidated balance sheet. Professional liability expense includes an allocation from CHS of the losses resulting from professional liability claims and loss adjustment expense, as well as paid excess insurance premiums, and is presented within other operating expenses in the accompanying condensed consolidated statement of income.

Workers’ Compensation Claims.  CHS provides workers’ compensation insurance to the Company, which is indemnified against losses under this Parent insurance arrangement. The liability for claims related to the Company was determined based on an actuarial study of its operations.  The Company’s estimated liability for workers’ compensation claims was approximately $3.8 million and $4.8 million as of September 30, 2016 and December 31, 2015, respectively.  The current portion of the liability was approximately $650,000 and $1.5 million as of September 30, 2016 and

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

December 31, 2015, respectively, and is included in employee compensation liabilities in the accompanying condensed consolidated balance sheet, with the long-term portion recorded in other long-term liabilities. A corresponding amount due from CHS related to the indemnification of this liability is included in the net due from Parent included in Member’s equity in the accompanying condensed consolidated balance sheet.

Legal Matters.  The Company is a party to various legal, regulatory and governmental proceedings incidental to its business. Based on current knowledge, management does not believe that loss contingencies arising from pending legal, regulatory and governmental matters, including the matters described herein, will have a material adverse effect on the consolidated financial position or liquidity of the Company. However, in light of the inherent uncertainties involved in pending legal, regulatory and governmental matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

With respect to all legal, regulatory and governmental proceedings, the Company considers the likelihood of a negative outcome. If the Company determines the likelihood of a negative outcome with respect to any such matter is probable and the amount of the loss can be reasonably estimated, the Company records an accrual for the estimated loss for the expected outcome of the matter. If the likelihood of a negative outcome with respect to material matters is reasonably possible and the Company is able to determine an estimate of the possible loss or a range of loss, whether in excess of a related accrued liability or where there is no accrued liability, the Company discloses the estimate of the possible loss or range of loss. However, the Company is unable to estimate a possible loss or range of loss in some instances based on the significant uncertainties involved in, and/or the preliminary nature of certain legal, regulatory and governmental matters.

Probable Contingencies

Traci Morgan, et.al. vs.  El  Dorado Home Care Services, LLC, d/b/a South Arkansas Home Health and CHSPSC

This class action lawsuit was brought against the Company’s home health agency in El Dorado, Arkansas in February 2016 and alleges that the plaintiffs were not fairly paid overtime under the Fair Labor Standards Act.  On November 17, 2016, the parties met with the Federal Magistrate judge for a judicial settlement conference, but no settlement was reached.  A trial date has been set for March 2017.  The Company has recorded a liability of $115,000 in other accrued liabilities on the condensed consolidated balance sheet to reserve for its best estimate of the settlement of this matter at September 30, 2016.

At September 30, 2016 and December 31, 2015, there were no other legal matters for which home care or hospice entities owned or operated by the Company for which the Company determined a loss was reasonably possible or probable.

Compliance Matters.  The Company is subject to liability related to its compliance with conditions to participate in certain governmental programs, as well as its ability to maintain appropriate billing practices and identify required overpayments back to governmental or third-party payors because of failure to comply with billing and coding standards. During the year ended December 31, 2015, the Company made $9.8 million in voluntary repayments to certain governmental and third-party payors for overpayments and penalties assessed for inaccurate or unsupported billings made for hospice patients, which was based on an internal review of billing practices for services prior to December 31, 2014. At December 31, 2015, a liability of approximately $2.7 million for similar compliance matters based on internal reviews was recorded in other accrued liabilities on the condensed consolidated balance sheet, of which the full amount was paid during the nine months ended September 30, 2016. The Company believes it is currently in compliance with applicable laws and billing practices. However, because of the potential for future audits, an adverse outcome in future

COMMUNITY HEALTH UNITED HOME CARE, LLC

(A WHOLLY-OWNED SUBSIDIARY OF CHS/COMMUNITY HEALTH SYSTEMS, INC.) AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) – (Continued)

compliance reviews could result in additional repayments that would be material to the Company’s results of operations or cash flows.

8.  SUBSEQUENT EVENTS

The Company evaluated all material events occurring subsequent to the balance sheet date through November 22, 2016 for events requiring disclosure or recognition in the condensed consolidated financial statements.

On October 14, 2016, one or more subsidiaries of the Parent signed a definitive agreement to sell an 80% ownership interest in the Company to a subsidiary of Almost Family, Inc. The transaction is expected to close in the fourth quarter of 2016, subject to customary regulatory approvals and closing conditions.